UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

KORE GROUP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following email was sent by Ronald Totton, President and Chief Executive Officer of KORE Group Holdings, Inc., a Delaware corporation (“KORE”) to employees on February 27, 2026.

Sent: February 27, 2026

To: KORE ALL

Subject: Exciting News! Affiliates of Searchlight Capital Partners and Abry Partners Enter into Definitive Agreement to Acquire KORE

KORE Team:

Earlier this morning, KORE issued a press release announcing that we have entered into an agreement to be acquired by entities associated with Searchlight Capital Partners and Abry Partners. Because KORE is publicly traded, we were unable to communicate this internally until we were able to make the news public. The press release is available on our website, and I encourage you to take a moment to read it.

As you may know, Searchlight and Abry are already investors in KORE, and I consider their intended acquisition of KORE to be a vote of confidence of KORE’s team and our growth strategy. Searchlight and Abry are known for supporting the organizations they own to build highly successful and growth-oriented companies. The leadership team and I are excited to expand our relationships with these existing investors.

Our transition from public to private will allow KORE to focus all of our attention on growing our business and continue to build and enhance our Connectivity portfolio to ensure we deliver for our customers. It will also provide more freedom to invest in longer-term opportunities for growth. This move will also reduce or eliminate many expenses and efforts associated with being a public company.

I am continuing as CEO, our leadership team remains in place, and we are not changing our strategy. Our partners at Searchlight and Abry know KORE well and are investing in us because they believe in our strategy, they believe in our platform, and most importantly, they believe in this team. They have deep experience in our industry and share our long-term perspective for growth.

I am looking forward to the potential this unlocks for us in the years to come. This acquisition will provide us with tremendous opportunities for our customers, their customers and our people who contribute to KORE’s success everyday.

For next steps, soon, the parties to the transaction and their lawyers will begin preparing the proxy statement and follow the process in the merger agreement to acquire all shares of KORE from our stockholders. The transaction is expected to close in the second or third quarter of this year, and is subject to the satisfaction of certain closing conditions including a stockholder vote and the receipt of regulatory approvals.

Our jobs are to remain focused on KORE’s values: Customer Obsession, Be the Spark, Own the Outcome, Grit and Positivity, and Challenge, Debate but Be Human. It is crucial that we continue operating KORE in a business-as-usual mode. While this is an exciting time for KORE, we must remain focused on executing our collective initiatives and priorities. Going forward our goals and vision remain unchanged.

I am certain there are many questions about this announcement, and we will do our best to answer them by providing a Frequently Asked Questions document for you to read and scheduling an all-hands webcast. Please make every effort to attend this webcast.

Of note, it is of vital importance that the company speaks with consistent messaging during this time. Please forward any investor or media inquiries to Vik Vijayvergiya and refer any customer questions to Jared Deith.

Additional information may be accessed on Kore 360.

With your help, we have built KORE into a great company. The acquisition by Searchlight and Abry will allow us build upon that success and become even greater. On behalf of the entire leadership team, I thank you in advance for your dedication, patience and diligence during this time period. We've reached some amazing milestones together in the last year, and I believe this announcement validates our tremendous progress.

I look forward to continued success together!

Sincerely,

Ron Totton

President and Chief Executive Officer

Additional Information and Where to Find It

In connection with the proposed merger, KORE intends to file a proxy statement with the Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies regarding the stockholder vote to approve the merger. KORE and KONA Parent, L.P. also intend to jointly file a transaction statement on Schedule 13E-3 with the SEC. KORE STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE PROXY CARD, THE SCHEDULE 13E-3 AND ANY OTHER RELATED MATERIALS FILED WITH THE SEC WHEN THESE DOCUMENTS BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO THE MERGER, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES THERETO. Stockholders of KORE will be able to obtain a free copy of these documents (when they become available) and other documents filed by KORE with the SEC at the SEC’s website at www.sec.gov. In addition, KORE stockholders will be able to obtain a free copy of the proxy statement and all related documents filed by KORE with the SEC (when they become available) from KORE’s website at www.korewireless.com.

Participants in the Solicitation

KORE and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from KORE’s stockholders in connection with the proposed transactions. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of KORE’s executive officers and directors in the solicitation by reading KORE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on April 30, 2025, and its definitive proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 30, 2025 (the “2025 Proxy Statement”). To the extent that holdings of KORE’s securities have changed since the amounts printed in the 2025 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger, which may, in some cases, be different than those of KORE’s stockholders generally, will be included in the proxy statement relating to the proposed merger when it is filed by KORE with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and KORE’s website at www.korewireless.com.

Forward-Looking Statements

In addition to historical information, this document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the completion of the transaction and timing for closing, the receipt of regulatory approvals, the benefits expected from the transaction, and KORE’s current expectations and projections relating to its future performance and business following closing. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of KORE to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could cause actual results to differ materially from those in the forward-looking statements include: the risks that the transaction will not close in the timeframe expected, or at all; the risk that the expected benefits and effects of the transaction will not be achieved; the risk that the requisite number of KORE stockholders fail to approve the transaction; the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the risk that KORE’s business will suffer due to uncertainty related to the transaction; and other general economic and business risks. For a discussion of other risk factors that may impact KORE’s business, please see KORE’s filings with the SEC. KORE disclaims any obligation or duty to update or modify these forward-looking statements.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.